First Niagara Financial Group, Inc.
Exhibit 99.1 - Summary of Quarterly Financial Data

                                                      2003                                              2002
                                      --------------------------------------   -----------------------------------------------------
                                        As of        Second         First         As of        Fourth         Third        Second
                                       June 30,      Quarter        Quarter    December 31,    Quarter       Quarter       Quarter
                                      ----------    ----------    ----------   ------------   ----------    ----------    ----------
------------------------------------------------------------------------------------------------------------------------------------
SELECTED FINANCIAL DATA
(Amounts in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Total assets                          $3,561,646     3,561,646     3,603,432     2,934,795     2,934,795     2,882,867     2,872,223
Total interest-earning assets         $3,250,975     3,250,975     3,293,147     2,676,194     2,676,194     2,617,973     2,614,950
Fed funds and other
short-term investments                $  159,675       159,675       392,956        45,167        45,167       216,543       125,177
Securities, at amortized cost         $  806,552       806,552       666,750       625,324       625,324       431,741       550,720
Loans:
   Real estate loans:
    One-to four-family                $  983,984       983,984       992,949       927,453       927,453       926,162       944,268
    Home equity                       $  168,568       168,568       167,087       136,986       136,986       134,641       130,642
    Multi-family                      $  186,347       186,347       171,582       170,357       170,357       153,786       145,650
    Commercial real-estate            $  402,528       402,528       377,878       303,136       303,136       302,197       291,778
    Construction                      $  116,141       116,141       117,324       107,200       107,200        94,046        82,133
                                      ----------    ----------    ----------    ----------    ----------    ----------    ----------
      Total real estate loans         $1,857,568     1,857,568     1,826,820     1,645,132     1,645,132     1,610,832     1,594,471
                                      ----------    ----------    ----------    ----------    ----------    ----------    ----------

   Commercial business loans          $  221,316       221,316       208,137       178,555       178,555       174,867       154,778
   Consumer loans                     $  197,087       197,087       188,260       169,155       169,155       172,104       178,725
   Net deferred costs and discounts   $    8,556         8,556         7,965         2,591         2,591         2,355         2,365
                                      ----------    ----------    ----------    ----------    ----------    ----------    ----------
      Total loans                     $2,284,527     2,284,527     2,231,182     1,995,433     1,995,433     1,960,158     1,930,339
Goodwill and other intangibles        $  107,803       107,803       107,048        80,493        80,493        80,717        80,776

Total interest-bearing liabilities    $2,641,372     2,641,372     2,706,561     2,468,396     2,468,396     2,425,613     2,431,133

Deposits:
   Interest-bearing deposits:
    Savings accounts                  $  666,003       666,003       688,597       632,894       632,894       634,312       623,412
    Interest-bearing checking         $  540,274       540,274       511,941       467,550       467,550       484,778       512,719
    Certificates of deposit           $  982,903       982,903     1,054,996       879,246       879,246       880,130       871,759
    Mortgagors' payments
    held in escrow                    $   16,925        16,925         9,317        15,619        15,619        12,698        16,387
   Noninterest-bearing deposits       $  149,134       149,134       133,946       134,160       134,160       127,614       123,997
                                      ----------    ----------    ----------    ----------    ----------    ----------    ----------
      Total deposits                  $2,355,239     2,355,239     2,398,797     2,129,469     2,129,469     2,139,532     2,148,274
Stock subscription proceeds (1)       $      N/A           N/A           N/A        75,952        75,952           N/A           N/A

Short-term borrowings                 $   67,564        67,564        63,980        69,312        69,312        73,426        72,633
Long-term borrowings                  $  367,703       367,703       377,730       327,823       327,823       340,269       334,223
Stockholders' equity                  $  718,390       718,390       711,646       283,696       283,696       279,173       272,303
Tangible equity (2)                   $  610,587       610,587       604,598       203,203       203,203       198,456       191,527
Fair value adjustment included in
   stockholders' equity               $    3,558         3,558         3,333         4,230         4,230         3,675         3,197
Common shares outstanding                 66,228        66,228        66,071        25,005        25,005        24,988        24,925
Total loans serviced for others       $  271,401       271,401       289,341       242,871       242,871       258,997       255,818

                                                         2003                                            2002
                                       --------------------------------------   ----------------------------------------------------
                                       Year-to-Date     Second        First     Year-to-Date     Fourth         Third       Second
                                         June 30,       Quarter      Quarter    December 31,     Quarter       Quarter      Quarter
                                       ------------   ----------   ----------   ------------   ----------    ----------   ----------
------------------------------------------------------------------------------------------------------------------------------------
SELECTED AVERAGE BALANCES (3)
(Amounts in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Total assets                            $3,520,358     3,579,903    3,460,151     2,852,799     2,872,553     2,894,726    2,869,204
Total interest-earning assets           $3,222,492     3,280,842    3,163,493     2,597,142     2,614,851     2,638,472    2,617,506
Fed funds and other short-term
investments                             $  289,257       282,842      295,743       137,639       144,490       208,145      121,566
Securities, at amortized cost           $  707,918       734,489      681,051       513,561       480,747       456,455      573,919
Loans (4)                               $2,209,251     2,250,864    2,167,176     1,931,288     1,973,358     1,954,118    1,911,144
Goodwill and other intangibles          $  104,680       107,631      101,695        80,866        80,639        80,784       80,932
Interest-bearing liabilities:
   Savings accounts                     $  673,988       676,024      671,930       588,611       627,502       634,107      592,461
   Interest-bearing checking            $  506,663       527,440      485,655       507,305       470,735       501,684      519,283
   Certificates of deposit              $1,018,009     1,021,369    1,014,610       883,867       878,675       877,185      900,201
   Mortgagors' payments held in escrow  $   14,547        16,832       12,237        17,579        15,528        22,660       16,733
   Stock subscription proceeds (1)      $   17,403            --       35,000         2,355         9,342           N/A          N/A
   Other borrowed funds                 $  437,107       436,178      438,047       414,064       409,182       411,520      411,557
                                        ----------    ----------   ----------    ----------    ----------    ----------   ----------
    Total interest-bearing liabilities  $2,667,717     2,677,843    2,657,479     2,413,781     2,410,964     2,447,156    2,440,235

Interest-bearing deposits               $2,213,207     2,241,665    2,184,432     1,997,362     1,992,440     2,035,636    2,028,678
Noninterest-bearing deposits            $  130,461       132,895      128,000       115,977       127,315       121,324      111,738
                                        ----------    ----------   ----------    ----------    ----------    ----------   ----------
   Total deposits                       $2,343,668     2,374,560    2,312,432     2,113,339     2,119,755     2,156,960    2,140,416

Stockholders' equity                    $  667,861       716,980      618,195       274,533       283,087       278,073      270,796
Tangible equity (2)                     $  563,181       609,349      516,500       193,667       202,448       197,289      189,864
Common shares outstanding (5):
   Basic                                    65,943        66,126       65,758        64,445        64,647        64,543       64,375
   Diluted                                  67,500        67,722       67,268        65,883        66,194        66,080       65,770

First Niagara Financial Group, Inc.
Exhibit 99.1 - Summary of Quarterly Financial Data (Cont'd)

                                                          2003                                         2002
                                         ------------------------------------   -------------------------------------------------
                                         Year-to-Date    Second        First    Year-to-Date    Fourth       Third        Second
                                           June 30,      Quarter      Quarter   December 31,    Quarter      Quarter      Quarter
                                         ------------   --------     --------   ------------   --------     --------     --------
---------------------------------------------------------------------------------------------------------------------------------
SELECTED OPERATIONS DATA
(Amounts in thousands)
---------------------------------------------------------------------------------------------------------------------------------
Interest income                            $ 85,525       42,602       42,923      167,637       40,654       41,914       42,536
Interest expense                           $ 33,511       15,976       17,535       76,107       17,103       18,857       19,828
                                           --------     --------     --------     --------     --------     --------     --------
Net interest income                        $ 52,014       26,626       25,388       91,530       23,551       23,057       22,708
Provision for credit losses                $  4,165        2,208        1,957        6,824        1,835        1,729        1,730
                                           --------     --------     --------     --------     --------     --------     --------
Net interest income after
provision for credit losses                $ 47,849       24,418       23,431       84,706       21,716       21,328       20,978

Noninterest income:
   Bank service charges and fees           $  8,046        4,246        3,800       14,226        3,748        3,662        3,477
   Lending and leasing income              $  1,858          959          899        5,523        1,771        1,521        1,192
   Insurance services and fees             $  6,940        3,631        3,309       12,610        2,846        3,063        3,579
   Bank-owned life insurance
   earnings                                $  1,552          799          753        2,706          689          680          683
   Annuity and mutual
   fund commissions                        $  1,611          859          752        2,585          660          679          773
   Investment advisory and
   fiduciary services                      $    413          193          220        1,112          232          244          309
   (Loss) gain from investment
   securities available for sale           $    (18)          (2)         (16)      (1,044)        (801)        (311)          82
   Gain on sale of banking center (6)      $     --           --           --        2,429        2,429           --           --
   Other                                   $    449          119          330        1,640          391          435          496
                                           --------     --------     --------     --------     --------     --------     --------
    Total noninterest income               $ 20,851       10,804       10,047       41,787       11,965        9,973       10,591

Noninterest expense:
   Salaries and benefits                   $ 24,597       12,025       12,572       45,180       11,595       11,663       10,809
   Occupancy and equipment                 $  4,700        2,259        2,441        7,526        1,845        1,880        1,871
   Technology and communications           $  4,697        2,337        2,360        8,599        2,375        2,085        2,233
   Marketing and advertising               $  1,854          786        1,068        2,612          768          686          620
   Amortization of other intangibles       $    608          290          318          677          175          178          162
   Other                                   $  6,663        3,375        3,288       12,737        3,855        2,984        2,916
                                           --------     --------     --------     --------     --------     --------     --------
    Total noninterest expense              $ 43,119       21,072       22,047       77,331       20,613       19,476       18,611

Income from continuing operations
before income taxes                        $ 25,581       14,150       11,431       49,162       13,068       11,825       12,958
Income taxes from continuing operations    $  9,053        5,073        3,980       18,752        4,735        4,018        6,085
                                           --------     --------     --------     --------     --------     --------     --------
    Income from continuing operations      $ 16,528        9,077        7,451       30,410        8,333        7,807        6,873
                                           --------     --------     --------     --------     --------     --------     --------
Income from discontinued
operations, net of tax (7)                 $    186           23          163          385           69          129          134
                                           --------     --------     --------     --------     --------     --------     --------
    Net income                             $ 16,714        9,100        7,614       30,795        8,402        7,936        7,007
                                           --------     --------     --------     --------     --------     --------     --------

---------------------------------------------------------------------------------------------------------------------------------
STOCK AND RELATED PER SHARE DATA
(Amounts in thousands)
---------------------------------------------------------------------------------------------------------------------------------
Net income per share (5):
   Basic                                   $   0.25         0.14         0.12         0.48         0.13         0.12         0.11
   Diluted                                 $   0.25         0.13         0.11         0.47         0.13         0.12         0.11
Cash dividends (5)                         $   0.10         0.05         0.05         0.17         0.05         0.04         0.04
Dividend payout ratio                         40.00%       35.71%       41.67%       35.42%       38.46%       33.33%       36.36%
Dividend yield (annualized) (8)                1.45%        1.44%        1.73%        1.68%        1.96%        1.30%        1.50%
Book value (5)                             $  10.85        10.85        10.77         4.39         4.39         4.32         4.22
Tangible book value (2) (5)                $   9.22         9.22         9.15         3.14         3.14         3.07         2.97
Market price (NASDAQ: FNFG) (5):
   High                                    $  14.20        14.20        11.92        12.41        12.39        12.41        11.59
   Low                                     $  10.11        11.40        10.11         6.07        10.03        10.31         6.57
   Close                                   $  13.92        13.92        11.75        10.10        10.10        12.21        10.73

---------------------------------------------------------------------------------------------------------------------------------
PERFORMANCE RATIOS (3)
(Annualized)
---------------------------------------------------------------------------------------------------------------------------------
Net income:
   Return on average assets                    0.96%        1.02%        0.89%        1.08%        1.16%        1.09%        0.98%
   Return on average equity                    5.05%        5.09%        5.00%       11.22%       11.78%       11.32%       10.38%
   Return on average tangible equity (2)       5.98%        5.99%        5.98%       15.90%       16.47%       15.96%       14.80%
Yield on interest-earning assets               5.33%        5.20%        5.46%        6.45%        6.20%        6.33%        6.51%
Rate on interest-bearing liabilities           2.53%        2.39%        2.68%        3.15%        2.81%        3.06%        3.26%
                                           --------     --------     --------     --------     --------     --------     --------
Net interest rate spread                       2.80%        2.81%        2.78%        3.30%        3.39%        3.27%        3.25%
Net interest margin                            3.23%        3.25%        3.21%        3.52%        3.60%        3.50%        3.47%
As a percentage of average assets:
   Noninterest income (9)                      1.20%        1.21%        1.18%        1.42%        1.43%        1.41%        1.47%
   Noninterest expense                         2.47%        2.36%        2.58%        2.71%        2.85%        2.67%        2.60%
                                           --------     --------     --------     --------     --------     --------     --------
   Net overhead                                1.27%        1.15%        1.40%        1.29%        1.42%        1.26%        1.13%
Efficiency ratio (9)                          59.81%       56.30%       63.41%       60.39%       62.44%       60.11%       57.87%


First Niagara Financial Group, Inc.
Exhibit 99.1 - Summary of Quarterly Financial Data (Cont'd)

                                                               2003                                       2002
                                                 --------------------------------   ---------------------------------------------
                                                  As of       Second       First       As of      Fourth       Third      Second
                                                 June 30,     Quarter     Quarter   December 31,  Quarter     Quarter     Quarter
                                                 --------     -------     -------   ------------  -------     -------     -------
---------------------------------------------------------------------------------------------------------------------------------
CAPITAL RATIOS (10)

---------------------------------------------------------------------------------------------------------------------------------
Tier 1 risk based capital                          18.70%      18.70%      18.64%      10.27%      10.27%      10.69%      10.18%
Total risk based capital                           19.80%      19.80%      19.70%      11.34%      11.34%      11.81%      11.25%
Tier 1 (core) capital                              12.40%      12.40%      12.21%       6.54%       6.54%       6.90%       6.73%
Tangible capital                                   12.34%      12.34%      12.15%       6.54%       6.54%        N/A         N/A
Equity to assets                                   20.17%      20.17%      19.75%       9.67%       9.67%       9.68%       9.48%

---------------------------------------------------------------------------------------------------------------------------------
ASSET QUALITY DATA
(Amounts in thousands)
---------------------------------------------------------------------------------------------------------------------------------
Non-performing loans:
   One-to four-family                            $ 3,395       3,395       3,723       4,071       4,071       4,656       4,252
   Home equity                                   $   467         467         474         332         332         396         488
   Commercial real-estate and multi-family       $ 1,614       1,614       1,537       1,225       1,225       2,187       2,240
   Consumer                                      $ 1,040       1,040         630         652         652         690         619
   Commercial business                           $ 3,537       3,537       3,572       1,198       1,198       2,992       4,134
                                                 -------     -------     -------     -------     -------     -------     -------
     Total non-performing loans                  $10,053      10,053       9,936       7,478       7,478      10,921      11,733

Other non-performing assets                      $ 1,375       1,375       1,646       1,423       1,423         151         310
                                                 -------     -------     -------     -------     -------     -------     -------
Total non-performing assets                      $11,428      11,428      11,582       8,901       8,901      11,072      12,043

Allowance for credit losses                      $24,781      24,781      23,913      20,873      20,873      20,299      19,694
Net loan charge-offs                             $ 2,258       1,340         918       4,678       1,261       1,124       1,019
Provision for credit losses as a
   percentage of net loan charge-offs             184.46%     164.78%     213.18%     145.87%     145.52%     153.83%     169.77%
Total non-performing assets as a
   percentage of total assets                       0.32%       0.32%       0.32%       0.30%       0.30%       0.38%       0.42%
Total non-performing loans to total loans           0.44%       0.44%       0.45%       0.37%       0.37%       0.56%       0.61%
Net charge-offs to average loans (annualized)       0.21%       0.24%       0.17%       0.24%       0.25%       0.23%       0.21%
Allowance for credit losses to total loans          1.08%       1.08%       1.07%       1.05%       1.05%       1.04%       1.02%
Allowance for credit losses
   to non-performing loans                        246.50%     246.50%     240.67%     279.13%     279.13%     185.87%     167.85%
---------------------------------------------------------------------------------------------------------------------------------
Personnel FTE                                        891         891         897         945         945         937         941
Number of banking centers                             46          46          45          38          38          39          38

----------

(1) Represents stock subscription proceeds received exclusive of funds authorized for withdrawal from deposit accounts with First Niagara Bank, which are included within their respective deposit account categories and totaled $13.2 million at December 31, 2002.
(2)   Excludes goodwill and other intangibles.
(3)   Averages presented are daily averages.
(4)   Net of deferred costs and unearned discounts.
(5) All per share data and references to the number of shares outstanding for purposes of calculating per share amounts are restated to give retroactive recognition to the 2.58681 exchange ratio applied in the January 17, 2003 conversion.
(6) On October 25, 2002, the Company sold its Lacona Banking Center. In connection with this transaction, approximately $2.6 million of assets and $26.4 million of deposits were sold, which resulted in a gain of $2.4 million.
(7) Effective February 17, 2003, First Niagara Bank sold NOVA Healthcare Administrator, Inc. its wholly- owned third-party benefit plan administrator subsidiary as it was not considered one of the Company's strategic core businesses. Accordingly, in accordance with SFAS No. 144, "Accounting for the impairment or disposal of long-lived assets," for current and prior periods presented the Company has reported the results of operations from NOVA as "Discontinued Operations," including the net of tax gain on sale realized of $230 thousand.
(8)   Computed based upon the period end closing stock price.
(9) Excludes net gain/loss on securities available for sale and gain on sale of banking center and NOVA.
(10) Effective November 8, 2002, First Niagara Bank converted to a federal charter subject to Office of Thrift Supervision ("OTS") capital requirements. These capital requirements apply only to First Niagara Bank and do not consider additional capital retained by the Holding Company. Prior to converting to federal charters, the Holding Company and First Niagara Bank were required to maintain minimum capital ratios calculated in a similar manner to, but not entirely the same as, the framework of the OTS. Amounts prior to the fourth quarter of 2002 have not been recomputed to reflect OTS requirements.